UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: MAY 2, 2003

(DATE OF EARLIEST EVENT REPORTED: APRIL 29, 2003)

MTC TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-49890	02-0593816
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

4032 Linden Avenue, Dayton, Ohio		45432
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 252-9199

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Ehibits

Ex. 99.1        Press Release dated April 29, 2003

ITEM 9. REGULATION FD DISCLOSURE.

The following information is furnished under “Item 12. Disclosure of Results of Operations and Financial Condition,” in accordance with SEC Release No. 33-8216.

On April 29, 2003, MTC Technologies, Inc. (the “Company”) announced its financial results for the first quarter of 2003. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In the Company’s April 29, 2003 press release, furnished herewith as Exhibit 99.1, the Company presented the non-GAAP measure EBITDA as an alternative measure of cash flow and presented certain items from a prior period on a pro forma basis to improve comparability to results from the most recently completed quarter. As indicated in the release, operating income, income from continuing operations, income tax expense, net income, diluted earnings per share, and adjusted EBITDA amounts for the first quarter of 2002 were adjusted for the following items: a $5.2 million non-cash stock compensation expense recognized during the quarter ended March 31, 2002, the change in income tax status by virtue of the Company being an S Corporation until June 28, 2002, and the increase in basic and diluted shares outstanding resulting from the Company’s initial public offering which closed at the beginning of the third quarter of 2002. Management of the Company believes such non-GAAP financial measures are useful to investors assessing the financial condition and results of operation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 2, 2003

MTC TECHNOLOGIES, INC.

/s/ DAVID S. GUTRIDGE
David S. Gutridge Chief Financial Officer

EXHIBIT INDEX

Ex. 99.1	Press Release dated April 29, 2003